PART IV
                                   Exhibit 11



                                  CAVALIER HOMES, INC. AND SUBSIDIARIES
                                COMPUTATION OF NET INCOME PER COMMON SHARE


                                                                For the Years Ended December 31,
                                                           1995               1994              1993
 PRIMARY AND FULLY DILUTED

      Net Income                                    $                 $                 $
                                                           9,020,384          5,078,579         3,332,824
                                                      ===============   ================  ================

 Shares*
      Primary
      Average common shares outstanding
                                                           8,857,332          7,699,339         6,307,343
      Dilutive effect if stock options were
exercised                                                    331,664            169,080           166,552
                                                      ---------------   ----------------  ----------------

      Average common shares outstanding as
           adjusted (primary)
                                                           9,188,996          7,868,419         6,473,895
                                                      ===============   ================  ================

      Fully diluted
      Average common shares outstanding as
           adjusted (primary)
                                                           9,188,996          7,868,419         6,473,895
      Additional dilutive effect if stock options
           were exercised (fully)
                                                                   -                  -            23,636
                                                      ---------------   ----------------  ----------------

      Average common shares outstanding as
           adjusted (fully diluted)
                                                           9,188,996          7,868,419         6,497,531
                                                      ===============   ================  ================


 Primary and Fully Diluted Net Income
      per common share                              $                 $
                                                                0.98               0.65              0.51
                                                      ===============   ================  ================


 * Adusted for the five-for-four splits paid November 1993 and August 1995 and the three-for-two stock split paid February 1996.